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                                                                    EXHIBIT 23.4


                      CONSENT OF SCHENCK & ASSOCIATES SC



The Board of Directors
Encompass Services Corporation
(formerly named Group Maintenance America Corp.):


We consent to the use of the reports of Shinners, Hucovski and Company, S.C. incorporated herein by reference. Effective July 1, 1999, Shinners, Hucovski and Company, S.C. merged with Schenck & Associates SC.

/s/ SCHENCK & ASSOCIATES SC
SCHENCK & ASSOCIATES SC

Green Bay, Wisconsin
April 17, 2000